Exhibit 10.3
                              EMPLOYMENT AGREEMENT
                              ---------- ---------

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 29th day of January, 1999, by and between M.R.B., INC., a Georgia corporation (the "Company"), and M. REA BROOKINGS (the "Employee").

                                 R E C I T A L S

The Company desires to obtain the services of the Employee in the employment of the Company on the terms and subject to the conditions set forth in this Agreement, and the Employee desires to make her services available to the Company on the terms and subject to the conditions set forth in this Agreement.

                                A G R E E M E N T

NOW, THEREFORE, in consideration of the premises, agreements and mutual covenants set forth herein, the parties hereto, intending to be bound legally, hereby agree as follows:

1. DEFINITIONS. The following terms when used herein, unless the context otherwise requires, shall be defined as follows:

1.1.     "Cause"  shall  have  the  meaning  set  forth  in  Section 5.1 hereof.

1.2.     "CAM"  shall  mean  Chancellor  Asset  Management,  Inc.,  a  Delaware
corporation  and     parent  company  of  the  Company.

1.3. "Chancellor" shall mean Chancellor Corporation, a Massachusetts corporation and parent company of CAM.

1.4. "Companies" shall mean the Company, together with Tomahawk Truck and Trailer Sales, Inc., a Florida corporation, Tomahawk Truck and Trailer Sales of Virginia, Inc., a Virginia corporation, and Tomahawk Truck and Trailer Sales of Missouri, Inc, a Missouri corporation.

1.5.     "Company"  shall  mean  M.R.B.  Inc.,  a  Georgia  corporation.

1.6.     "Confidential  Information" shall have the meaning set forth in Section
7.1  hereof.

1.7.     "Term"  shall  have  the  meaning  set  forth  in  Section  3  hereof.

1.8. "Stock Purchase Agreement" shall mean the Stock Purchase Agreement entered into among CAM, David F. Herring, and the Employee dated as of the 29th day of January, 1999.

2.     EMPLOYMENT.

2.1. General. The Company hereby agrees to employ the Employee as President of the Company during the Term on the terms and subject to the conditions contained in

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this  Agreement, and the Employee hereby agrees to accept such employment on the terms  and  subject  to  the  conditions  contained  in  this  Agreement.

2.2. Duties of Employee. During the Term, the Employee shall diligently perform all duties and responsibilities as may be assigned to her by the Company's Board of Directors, and shall exercise such power and authority as may from time to time be delegated to her thereby. The Employee shall devote her full business time and attention to the business and affairs of the Companies as necessary to perform her duties and responsibilities hereunder, render such services to the best of her ability, and use her best efforts to promote at all times the interests of the Companies.

3. TERM. Subject to the provisions of Section 5 of this Agreement, the Company shall employ the Employee for a term of five (5) years (the "Term") commencing as of the date first written above (the "Effective Date).

4.     COMPENSATION.

4.1. Salary. The Employee shall receive an annual salary of Two Hundred Thousand Dollars ($200,000.00) during the Term, and such salary shall be payable in equal installments consistent with the Company's normal payroll schedule commencing on either the first or fifteenth day of the month, as the case may be, following the Effective Date. The Employee's annual salary shall be subject to such increases as shall be approved by the Company's Board of Directors in its sole discretion.

4.2. Benefits. During the Term, the Employee shall be entitled to participate in all plans adopted for the general benefit of the Company's employees, such as stock option plans, 401(k) plans, pension plans, profit sharing plans, medical plans, group or other insurance plans and benefits, to the extent that the Employee is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. For each calendar year during the Term, the Employee shall be entitled to four
(4) weeks of paid vacation at such times as shall be mutually acceptable to the Employee and the Company, and to sick and holiday time as prescribed by the established Chancellor policies in effect from time to time.

4.3. Withholding. Notwithstanding any provision in this Agreement to the contrary, all payments required to be made by the Company hereunder to the Employee in connection with the Employee's employment hereunder shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

4.4. Reimbursement of Expenses. The Company agrees to reimburse the Employee for all reasonable business expenses (including, without limitation, reasonable travel and entertainment expenses) incurred by the Employee in the discharge of her duties hereunder, subject to the Company's reimbursement policies in effect from time to time. The Employee agrees to maintain reasonable records of her business expenses in such form and detail as the Company may request and to make such records available to the Company as and when requested.

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5.     TERMINATION.

5.1. Termination by the Company for Cause. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by the Company for "Cause" at any time during the Term hereof, and such termination shall be effective immediately upon written notice to the Employee. For purposes of this Agreement, "Cause" for the termination of the Employee's employment hereunder shall be deemed to exist only if, in the reasonable judgment of the Company's
Board of Directors: (a) the Employee commits fraud, theft or embezzlement against any of the Companies; (b) the Employee commits a felony or a crime involving moral turpitude; (c) the Employee discloses trade secrets or other proprietary information of Chancellor or any of the Companies or any subsidiary or affiliate thereof to any unauthorized person or entity; (d) the Employee breaches any non-competition or non-solicitation agreement with Chancellor or any of the Companies or any subsidiary or affiliate thereof; (e) the Employee breaches any of the terms of this Agreement (other than those referenced in clauses (c) and (d) of this Section 5.1) and fails to cure such breach within twenty (20) days after the receipt of written notice of such breach from the Company; or (f) the Employee engages in gross negligence or willful misconduct that causes harm (or could reasonably be expected to cause harm) to the business and operations of Chancellor or any of the Companies or a subsidiary or affiliate thereof. Upon any termination pursuant to this Section 5.1, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

5.2. Termination by the Company Without Cause. The Company may, in its sole and absolute discretion, terminate the employment of the Employee hereunder at any time without "Cause" (as such term is defined in Section 5.1 above), or otherwise without any cause, reason or justification, provided that the Company provides to the Employee at least ninety (90) days' prior written notice (the "Termination Notice") of such termination. In the event of any such termination by the Company, (a) the Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice (or, if no date is so specified, on the date which is ninety (90) days following the date of such notice), and (b) the Employee shall be entitled to receive and be paid (i) in the case of a termination under this Section 5.2 at any time prior to or on the third anniversary of the Effective Date, the Employee's entire salary, at the rate in effect as of the effective date of such termination and in equal monthly installments, through such third anniversary, and thereafter fifty percent (50%) of the Employee's salary, at the rate in effect as of the effective date of such termination and in equal monthly installments, during the then remaining Term, and (ii) in the case of termination under this Section 5.2 at any time after the third anniversary of the Effective Date, fifty percent (50%) of the Employee's salary, at the rate in effect as of the effective date of such termination and in equal monthly installments, during the then remaining Term, payable in either of the cases set forth in clauses (i) and (ii) over the applicable period at the Company's regular and customary intervals for the payment of salaries as then in effect and in equal monthly installments, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

5.3. Death of the Employee. In the event that the Employee shall die during the Term, the Employee's employment with the Company shall immediately cease and terminate and the Employee's estate, heirs (at law), devisees, legatees or other proper and legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants, shall be entitled to receive and be paid solely the Employee's salary through the date of death, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

5.4. Disability of the Employee. In the event that the Employee becomes incapacitated during the Term by reason of sickness, accident or other mental or physical disability such that she is substantially unable to perform her duties and responsibilities hereunder for a period of ninety (90) consecutive days, or for shorter or intermittent periods aggregating one hundred twenty (120) days during any 12-month period (a "Disability"), the Company thereafter shall have the right, in its sole and absolute discretion, to terminate the Employee's employment under this Agreement by sending written notice of such termination to the Employee or her legal guardian or other proper legal representative and thereupon her employment hereunder shall immediately cease and terminate; provided, however, that notwithstanding the foregoing, the Employee's employment shall not be terminated as aforesaid if the Company's Board of Directors determines, in its reasonable judgment, that after the termination of such Disability, the Employee is able to resume her duties and responsibilities to the Company in accordance with the terms hereof in the manner theretofore provided. In the event of any such termination, the Employee shall be entitled to receive and be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

5.5. Termination by the Employee. Provided that the Company does not have "Cause" to terminate the Employee pursuant to Section 5.1 above, the Employee may terminate the Employee's employment with the Company hereunder at any time and for any reason. Employee must provide to the Company written notice of such termination not less than ninety (90) days prior to the date such termination is to be effective. Upon any termination pursuant to this Section 5.5, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

6. AGREEMENT NOT TO COMPETE. In addition to the separate non-competition covenants made by the Employee as a "Seller" in Section 10.2 of the Stock Purchase Agreement, which non-competition covenants the Employee agrees and acknowledges are being given in consideration of the acquisition by CAM of the outstanding capital stock of the Companies, and are fully and independently enforceable in accordance with their terms, the Employee agrees that in the event that the Employee's employment with the Company is terminated either (a) at the expiration of the full five (5) year Term, or (b) at any time during the fifth year of the Term (the actual effective date of such employment termination being referred to herein as the "Termination Date"), the Employee shall not, for an additional one (1) year period commencing as of the Termination Date, without the prior written consent of the Company, (a) engage anywhere in the United States, directly or indirectly, alone or as a shareholder (other than as a holder of less than 3% of the capital stock of any publicly traded

7. corporation), member, partner, manager, officer, director, employee or consultant, in any business that is engaged or becomes engaged in the business of any of the Companies as existing on the Effective Date, (b) divert or attempt to divert to any competitor of any of the Companies or any Affiliate of any such competitor, any customer or client, or prospective customer or client, of any of the Companies, or (c) solicit or encourage, or attempt to solicit or encourage, any employee of any of the Companies to leave its employ for employment by or with either Employee or Employee's Affiliates, or any competitor of any of the Companies or any of any such competitor's Affiliates. If at any time the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provisions had not been included therein. Notwithstanding anything to the contrary set forth in this Section 6, in the event that the non-competition covenants of the Employee set forth in Section 10.2 of the Stock Purchase Agreement terminate in accordance with the last sentence thereof, then the non-competition covenants set forth in this Section 6 shall also terminate as to the Employee as of the date such non-competition covenants set forth in the Stock Purchase Agreement so terminate.

8.     OWNERSHIP  AND  NON-DISCLOSURE  AND  NON-USE OF CONFIDENTIAL INFORMATION.

8.1. As used in this Agreement, "Confidential Information" shall mean all customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Companies, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Employee, or obtained, assembled or compiled by the Employee or under her supervision during the course of her employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Companies, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by the Employee.

8.2. The Employee acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Companies. Upon request by any of the Companies, and in any event upon termination of the Employee's employment with the Company for any reason whatsoever, as a prior condition to the Employee's receipt of any final salary or benefit payments hereunder, the Employee shall deliver to the Companies all property belonging to the Companies or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in her custody, control or possession, but any forfeiture of such salary or benefit shall not be considered a satisfaction or a release of or liquidated damages for any claim(s) for damages against the Employee which may accrue to the Companies, as a result of any breach of this Section 7 by the Employee.

8.3. The Employee agrees that she will not, either during the Term or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall she use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on her own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Employee's duties hereunder. Notwithstanding anything to the contrary set forth herein, after the expiration of the longer of (a) the non-competition period applicable to the Employee set forth in the Stock Purchase Agreement, and (b) the non-competition period set forth herein, the Employee shall be permitted to utilize the customer lists of the Companies for any purpose whatsoever.

8.4. Notwithstanding anything to the contrary set forth in this Section 7, in the event the non-competition covenants of the Employee set forth in Section
10.2 of the Stock Purchase Agreement terminate in accordance with the last sentence thereof, then the provision of this Section 7 shall also terminate as to the Employee as of the date such non-competition covenants set forth in the Stock Purchase Agreement so terminate.

9. INVENTIONS. The Employee shall disclose promptly to the Companies any and all conceptions and ideas for inventions, improvements, business methods and systems, and valuable discoveries, whether patentable or not, that are conceived or made by the Employee, solely or jointly with another, during the Term and that are directly related to the business or activities of the Companies and that the Employee conceives as a result of her employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." The Employee hereby assigns and agrees to assign all her interests therein to the Companies or their nominees. Whenever requested to do so by any of the Companies, the Employee shall execute any and all applications, assignments or other instruments that such Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect any of the Companies' interest therein.

10. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 6, 7 or 8 shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

11. ENFORCEABILITY. Any provision of Sections 6, 7 or 8 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach or threat of breach by the Employee of any of the covenants contained in Sections 6, 7 or 8 of this Agreement will cause irreparable harm and damage to the Companies, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Companies shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation or threatened violation of any or all of the covenants contained in Sections 6, 7 or 8 of this Agreement by the Employee or any of her affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Companies may possess.

13. ASSIGNMENT; BINDING EFFECT. The Employee shall not assign any of her rights or obligations pursuant to this Agreement to any other person without the prior written consent of the Company, which consent may be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns.

14. EMPLOYER'S AUTHORITY. The relationship between the parties hereto is that of employer and employee. The Employee agrees to observe and comply with the rules and regulations of the Companies, as adopted by the Companies from time to time with respect to the performance of the duties of the Employee. The Employee acknowledges that she has no authority to enter into any contracts or other obligations that are binding upon any of the Companies unless such contracts or obligations are authorized by the Board of Directors of such Companies. The Company shall have the power to direct, control and supervise the duties to be performed by the Employee, the manner of performing said duties, and the time of performing said duties.

15. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended in any way, unless by a written instrument signed by both the Company and the Employee.

17. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon receipt or actual delivery by hand or after sent by certified United States mail, return receipt requested, postage prepaid, or by a reputable overnight courier service, addressed as follows:

i)     If  to  the  Employee:

                               M.  Rea  Brookings
                               4382  S.  Moreland  Ave.
                               Conley,  GA  30288
                               Fax:  404-362-9460

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with  a  copy  given  in  the  manner  prescribed  above  to:

                               Frank  L.  Wilson,  III,  Esq.
                               Wilson  Brock  &  Irby,  L.L.C.
                               Overlook  I,  Suite  700
                               2849  Paces  Ferry  Rd.,  N.W.
                               Atlanta,  GA  30339
                               Fax:  404-853-1812

ii)     If  to  the  Company:

                               c/o  Peter  J.  Mullen,  Clerk
                               Chancellor  Corporation
                               210  South  Street
                               10th  Floor
                               Boston,  MA  02111
                               Fax:  617-422-5851

with  a  copy  given  in  the  manner  prescribed  above  to:

                               Victor  J.  Paci,  Esq.
                               Bingham  Dana  LLP
                               150  Federal  Street
                               Boston,  MA  02110
                               Fax:  617-951-8736


or to such other addresses as either party hereto may from time to time give notice of to the other party hereto in the aforesaid manner.

17. DAMAGES. Nothing contained herein shall be construed to prevent any of the Companies or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or her breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable court costs and attorneys' fees of the other party.

18. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective heirs, personal representative, legal representative, successors and assigns, and except for the other Companies (other than the Company), any rights or remedies under or by reason of this Agreement.

20. WAIVER. No delay or failure at any time on the part of any of the Companies in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of any of the Companies thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above written.

          M.R.B.,  INC.


          By:  /s/  Franklyn  E.  Churchill
          ---------------------------------------------
          Name:  Franklyn  E.  Churchill
          Title:  CEO  and  President,  Chancellor  Asset  Management,  Inc.


          EMPLOYEE

          By:  /s/  M.  Rea  Brookings
          ---------------------------------------------
          Name:  M.  Rea  Brookings

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